Exhibit 10.7

IA Global, Inc.

Term Sheet & Fee Protection Agreement

Date	April 1, 2008

Issuer	IA Global, Inc (IAO), an American Stock Exchange listed company, incorporated in Delaware

Amount of	To be determined, on terms approved by IAO

Facility

Type of	Debt and/or, Equity, including but not limited to,
Investment/ Funding	convertible preferred or common stock

Other Efforts	Assisting in advisory services to IA Global in connection with development an overall corporate strategy which includes public and investors relations

Use of Funding	Working capital, including funding for acquisitions and others

Proceeds

Fees

A compensation fee in cash equal to 8% of the Total Investment Amount Raised by American West Pacific Int’l Investment Corp (AWP), an Investment Banking firm in San Francisco, will be paid to AWP, by IAO at closing within 5 business days.

Expenses

IAO will reimburse AWP for all expenses incurred in connection with the performance of services hereunder. IAO will need to approve in advance any expenses over $1,000 in the aggregate. The expenses include but are not limited to legal fees together with out of pocket expenses incurred by counsel, accountants, printers etc., as said expenses are incurred.

IA Global, Inc.    3355 Lenox Road, Suite 750, Atlanta, GA 30326 USA

      Tel: 404-504-7013      Fax: 404-504-7023

Term of	The term of this agreement shall begin upon execution and shall
the Agreement	terminate twelve (12) months from the effective of this agreement.

Shares of	100,000 shares of restricted common stock to be issued to AWP within
Common Stock	ten (10) days of approval by the American Stock Exchange. Shares to be registered by IA Global on Form s3 in the ordinary course of business or sold under 144 rules.

Currency	All amounts related to the transaction are in US $.

Best Efforts

This Term Sheet & Agreement is best efforts from both Parties and subject to the accuracy of the representation and warranties of IAO based on information delivered to the investors, and subject to IAO’s receipt and closing of the said above Fund(s), raised by directly or indirectly, fully or partially as a the result of AWP’s best efforts

Fee Protection

Any Funds or contributions in any kinds, with any parties Protection introduced by AWP, to IAO, since the effective date hereof AWP shall be entitled to a transaction fee mutually agreed by IAO and AWP, at the time when said contribution is received, within 3 years of the effective of this agreement.

Non-Circumvention

All third Parties introduced or referred to IAO by AWP, is AWP’s Compensable work product. IAO and its directors, employees and Agents or its affiliates shall not conduct, directly or indirectly any Business dealing of any kind with any third party introduced by AWP for a period 3 years from the termination of this agreement.

Miscellaneous	Any notice or communication between parties shall be considered sufficiently delivered if sent by certified mail, postage prepaid to the respective addresses as follows:

If addressed to	101 California St, Suite 2450
IAO	San Francisco, CA 94111

If addressed to	50 California St, Suite 1500
AWP	San Francisco, CA 94111

IA Global, Inc.    3355 Lenox Road, Suite 750, Atlanta, GA 30326 USA

      Tel: 404-504-7013      Fax: 404-504-7023

Jurisdiction

This agreement has been duly authorized, and delivered by and on Behalf of IAO and AWP, and It shall be governed by the laws of California, USA, Both agree to the Superior Court of San Francisco County, San Francisco CA, USA, An Agent for Services of process Located in the State Of California shall be appointed by IAO and Disclosed to AWP forthwith.

This agreement dated November 1, 2007 shall be superceded upon this agreement is executed and effective by the below both signatures.

Signed by

American West Pacific Int’l Invest Corp.

/s/ Sherry Jiang

_______________________

Name: Sherry Jiang

Title: Chief Executive Officer

IA Global, Inc.

/s/ Derek Schneideman

_______________________

Name: Derek Schneideman

Title: Chief Executive Officer

IA Global, Inc.    3355 Lenox Road, Suite 750, Atlanta, GA 30326 USA

      Tel: 404-504-7013      Fax: 404-504-7023